As filed with the United States Securities and Exchange Commission on February 14, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Able View Global Inc.

(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Floor 16, Dushi Headquarters Building

No. 168, Middle Xizang Road

Shanghai, 200001, People’s Republic of China

Tel: +86 185 0177 0425

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: 212-326-0199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated FEBRUARY 14, 2025

Preliminary Prospectus

US$200,000,000

Able View Global Inc.
(incorporated in Cayman Islands)

Class B Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

Able View Global Inc., a Cayman Islands exempted company (“Able View”) may offer from time to time up to a total amount of US$200,000,000, consisting of (i) Class B Ordinary Shares of Able View, par value US$0.0001 per share (the “Class B Ordinary Shares”) (ii) preferred shares of Able View, par value US$0.0001 per share (the “preferred shares”), (iii) debt securities of Able View (the “debt securities”), (iv) warrants of Able View to purchase Class B Ordinary Shares, preferred shares or debt securities offered under this prospectus (the “warrants”), (v) rights of Able View to purchase Class B Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus (the “rights”), and (vi) units of Able View of Class B Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus (the “units”, collectively with the Class B Ordinary Shares, preferred shares, debt securities, warrants, rights, and units, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. When Able View decides to sell Securities, Able View will provide specific terms of the offered Securities in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be described in one or more supplements to this prospectus or related free writing prospectuses (for the latter, Able View is eligible to use it since August 18, 2026, being three years from the Closing of the Business Combination). A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before making investment.

The Securities covered by this prospectus may be offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of Able View’s Securities, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see “Plan of Distribution” in this prospectus.

Able View’s Class B Ordinary Shares and its Public Warrants, each exercisable to purchase one Class B Ordinary Shares at a price of US$11.50 per share (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbols “ABLV” and “ABLVW,” respectively. On February 13, 2025, the closing sale price of Able View’s Class B Ordinary Shares and the Public Warrants was US$1.00 and US$0.0202, respectively. As of February 13, 2025, the aggregate market value of Able View’s outstanding Ordinary Shares held by non-affiliates, or public float, was approximately US$9,412,829, which was calculated based on 9,412,829 Ordinary Shares outstanding held by non-affiliates and a per share closing price of US$1.00 as reported on The Nasdaq Capital Market on such date.

Able View is not an operating company but a Cayman Islands holding company with operations primarily conducted by Able View’s subsidiaries in China and Hong Kong, such corporate structure involves unique risks to investors, which, if happens, may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it may cause the value of our securities to significantly decline or become worthless. Chinese regulatory authorities could disallow this structure, which may cause the incapability to continue operation without changing the corporate structure or switching the business focus. This may in turn cause the value of the securities to significantly decline or even become worthless. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On September 6, 2024, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2024 Edition), effective November 1, 2024. As a company operating its business in distributing and selling beauty and personal care products online, which are not included in the 2021 Negative List, Able View believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities, if that happens, it could cause the value of our securities to significantly decline or become worthless. The PRC government has also established a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

For the six months ended June 30, 2024, Able View transferred $1,950,000, to Able View Brands Limited (“Able View Brands”), a wholly owned subsidiary of Able View. Able View Brands transferred $1,080,971 to Able View. For the fiscal year ended December 31, 2023, Able View Brands transferred $665,411.32 to Able View. Other than the transfers mentioned above, as of the date of this prospectus, Able View has not made any other transfers, dividends or distributions between the holding company, any of its subsidiaries or to investors. We do not have any current intentions to distribute further earnings.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable In addition, PRC Operating Entities cannot distribute dividends until previous years’ loss has been offset.

The company currently does not have any cash management policies that dictate how funds are transferred. For the foreseeable future, we intend to use the earnings for the development of the customer capacity. As a result, Able View currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

Increasing Able View’s registered capital in a mainland China subsidiary requires the filing with the State Administration for Market Regulation (“SAMR”) or its local bureau, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Foreign direct investment and loans must be approved by and/or registered in accordance with the Foreign Exchange Administration Regulations promulgated in 1996, as amended in 2008. The total amount of loans we can make to our subsidiaries in mainland China cannot exceed statutory limit which is the difference between the amount of total investment as approved by the Ministry of Commerce or its local counterpart and the amount of registered capital or a multiple (currently set as 2.5 times) of its net worth of our subsidiaries in mainland China. PRC Laws currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and PRC Laws, after set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital, such reserves may not be distributed as cash dividends. PRC Laws and regulations allow an offshore holding company to provide funding to mainland China subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans.

Able View’s PRC Operating Entities (as defined below) face various legal and operational risks and uncertainties related to doing business in China. For Example, Able View’s PRC Operating Entities face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in Able View’s business operations and the value of Able View Class B Ordinary Shares, significantly limit or hinder Able View’s ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” enclosed in the Company’s annual report on Form 20-F (the “FY23 Annual Report”) incorporated by reference herein.

Able View may encounter several limitations related to cash transfer among its PRC Operating Entities, the holding company and its investors. Any funds we transfer to the PRC Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Operating Entities are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Operating Entities is required to be registered with the SAFE or its local branches and (ii) any of our PRC Operating Entities may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. See “Risk Factors — PRC regulations of loans to PRC entities and direct investment in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC Operating Entities” enclosed in the Company’s FY23 Annual Report incorporated by reference herein Furthermore, a Hong Kong Special Administrative Region (“Hong Kong”) company may only make a distribution out of profits available for distribution or other distributable reserves; and there can be no assurance that in the future the PRC government will not intervene or impose restrictions on our Hong Kong entity’s ability to transfer or distribute cash/assets to entities outside of Hong Kong, which could result in an inability or prohibition on making transfers or distributions to us and adversely affect our business. In addition, to the extent funds and/or assets are in mainland China, the funds and/or assets may not be available to fund operations or for other use outside of PRC due to interventions in or the imposition of restrictions and limitations by the government in mainland China. See Risk Factors Summary and “Risk Factor — Restrictions on currency exchange may limit our ability to utilize our revenue effectively. To the extent our cash in the business is in mainland China, such cash may not be available to freely convert or be changed at favorable rate, and such cash may not be available to fund operations or for other use outside of PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government in mainland China to transfer cash” enclosed in the Company’s FY23 Annual Report incorporated by reference herein  An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Such limitation on the ability of our PRC Operating Entities to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Pursuant to the Arrangement between the PRC and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise, as the beneficial owner, owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC Operating Entities to their respective immediate holding company in Hong Kong. See “Risk Factors — Able View is a holding company, and will rely on dividends paid by our PRC Operating Entities for our cash needs. Any limitation on the ability of our PRC Operating Entities to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.” and “Risk Factors — Dividends payable to our foreign investors and gains on the sale of our ordinary shares or ordinary shares by our foreign investors may become subject to PRC tax law” enclosed in the Company’s FY23 Annual Report incorporated by reference herein

As Able View, through its subsidiaries, operates business, and has most of the assets and executive officers in China, it may be difficult for Able View’s shareholders to effect foreign service of process upon Able View or those executives or officers inside China. Apart from that, there is uncertainty as to whether the courts in China would recognize or enforce judgments of United States courts, as the United States and China do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong under common law by bringing an action in a Hong Kong court. Please see “Risk Factors —You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against Pubco or its management named in the prospectus based on foreign laws” enclosed in the Company’s FY23 Annual Report incorporated by reference herein for more details.

Able View may also be subject to a variety of laws and other obligations regarding cybersecurity and data protection, which includes the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) and the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”). Our directors are of the view that Able View is in compliance with the PDPO and the PDPAO, because our services do not require users’ personal information and our possession to personal information is minimal. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. Further, due to long arm provisions under the current Mainland China laws and regulations, the PRC government may apply laws and regulations relating to data protection, cybersecurity review and the anti-monopoly regulations that have not been listed in Annex III of the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”) to the Hong Kong subsidiary of Able View. In the event that the Hong Kong subsidiary of Able View were to become subject to laws and regulations of Mainland China relating to data protection, cybersecurity review or the anti-monopoly regulations, it may be subject to the cybersecurity review or trigger anti-monopoly concern.  Please see “Risk Factors — We may be subject to a variety of laws and other obligations regarding cybersecurity, data protection or anti-monopoly, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” enclosed in the Company’s FY23 Annual Report incorporated by reference herein for more details.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the New Overseas Listing Rules, collectively, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The New Overseas Listing Rules state that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to filing requirement within three business days after the completion of the offering. Additionally, if we do not obtain the permissions and approvals of the filing procedure for any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Based on our understanding of the rules, we are required to submit the filing report to the CSRC within three business days upon the completion of this offering pursuant to this prospectus supplement. It is uncertain whether such filing can be completed or how long it will take to complete such filing. Any delay in completing such filing procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

Able View also may face risks related to certain PCAOB determinations, which may cause Able View’s securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB has determined it is unable to inspect or investigate Able View’s auditor completely for two consecutive years beginning in 2021. The delisting or the cessation of trading of Able View’s securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which proposes to reduce the period of time for foreign companies to comply with PCAOB audits from three to two consecutive years. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law, which officially reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, would reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that is the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. Able View’s auditor, Marcum Asia CPAs LLP, an independent registered public accounting firm is headquartered in Manhattan, New York, was not included in the determinations announced by the PCAOB on December 16, 2021, as it is not on the list published by the PCAOB. Able View’s auditor is inspected by the PCAOB on a regular basis. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which concluded that it was able to inspect and investigate completely PCAOB-registered accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB vacated the December 16, 2021 Determination Report. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of Able View’s, and Able View’s auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any foreign authority including but is not limited to mainland China or Hong Kong jurisdiction, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China” enclosed in the Company’s FY23 Annual Report incorporated by reference herein for more details.

This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement.

Investing in Able View’s Securities involves risks that are described in the “Risk Factors” section of this prospectus and the risks factors contained in the applicable prospectus supplement and the documents Able View incorporated by reference in this prospectus. Investors should consider carefully before deciding to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by Able View with the Securities and Exchange Commission, or the SEC. No one has been authorized to provide you with any information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that Able View may authorize to be delivered or made available to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus is accurate as of any date other than that date. Able View’s business, financial condition, results of operations and prospects may have changed since those dates.

i

CERTAIN DEFINED TERMS

In this prospectus, unless otherwise stated, references to:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on August 17, 2023.

“Ancillary Agreements” means certain additional agreements entered into or to be entered into pursuant to or in connection with the Business Combination Agreement.

“Business Combination” means the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of November 21, 2022 and as modified by that certain Waiver Agreement, dated as of June 12, 2023, by and among (i) the Company, (ii) HMAC, (iii) Target, (iv) Able View Corporation Inc., a Cayman Islands exempted company and a wholly owned subsidiary of the Company, and (v) each of the holders of the Target’s outstanding shares named on Annex I of the Business Combination Agreement.

“CAGR” means compound annual growth rate.

“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus.

“Class A Ordinary Shares” means, the Class A ordinary shares of the Company, each with par value $0.0001 per share.

“Class B Ordinary Shares” means, the Class B ordinary shares of the Company, each with par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

“Company”, “Able View”, or “Pubco” means Able View Global Inc., a Cayman Islands exempted company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form F-4” means the Company’s Registration Statement on Form F-4 (333-270675) initially filed with the SEC on March 17, 2023 and declared effective by the SEC on June 30, 2023.

“HMAC” means Hainan Manaslu Acquisition Corp., a Cayman Islands exempted company.

“HMAC Sponsor” means Bright Winlong LLC, the sponsor of HMAC.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Nasdaq Listing Rules” refers to the listing rules of The Nasdaq Stock Market LLC.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China.

“PRC Operating Entities” means all the subsidiaries of Able View Inc. that are operating in PRC, including in mainland China and Hong Kong.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Target” refers to Able View Inc. (d/b/a Able View), a Cayman Islands exempted company and wholly owned subsidiary of the Company after the Business Combination.

“U.S.” means the United States of America.

“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

“Warrants” means warrants of the Company, each exercisable for one Class B Ordinary Share at an exercise price of $11.50 per share.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that Able View filed with the SEC using a “shelf” registration process. Under this shelf registration process, Able View may, from time to time, sell up to a total amount of US$200,000,000 of any combination of the Securities described in this prospectus to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis.

This prospectus provides you with a general description of the Securities that Able View may offer. Each time Able View uses this prospectus to offer Securities, Able View will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. Able View may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that Able View files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the Securities that Able View is offering, you should carefully read both of this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. Able View has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any Securities. Able View’s business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither Able View nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus Able View may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). Neither Able View nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful.

Neither Able View nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities described herein and the distribution of this prospectus outside the United States.

Conventions Which Apply to this Prospectus

Certain amounts, percentages and other figures, such as key operating data, presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentages may not represent the arithmetic summation or calculation of the figures that accompany them.

This prospectus contains information derived from various public sources. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which Able View operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section contained in our most recent Annual Report on Form 20-F, incorporated herein by reference and the risk factors described in any applicable prospectus supplement and documents Able View incorporated by reference in this prospectus. These and other factors could cause the results to differ materially from those expressed in these publications and reports.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Special Note Regarding Forward-Looking Statements

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the benefits from the Business Combination;

●	the Company’s plans to expand its customers base with market trends;

●	the Company’s work to provide comprehensive brand management of international beauty and personal care brands in China;

●	the Company’s future financial performance following the Business Combination, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination or any other initial business combination;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s expectations surrounding the growth of its digital platform as a part of its revenues;

●	the Company’s expectations surrounding the insurance it will maintain going forward;

●	the Company’s ability to utilize the “controlled company” exemption under the rules of Nasdaq; and

●	the Company’s ability to maintain the listing of its Class B Ordinary Shares or Warrants on Nasdaq.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	future exchange and interest rates;

●	the Company is highly dependent on the services of its executive officers;

●	the Company may experience difficulties in managing its growth and expanding its operations;

●	the outcome of any legal proceedings that may be instituted against the Company or others in connection with the Business Combination and the related transactions;

●	the Company may face risks and uncertainties associated with laws and regulations within the People’s Republic of China, which may have a material adverse effect on its business;

●	the Company’s business largely depend on relationships with customers;

●	the Company is subject to customer concentration risk;

●	any significant disruption in services on the Company’s apps, websites or computer systems.

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, including information incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus (as supplemented or amended), including its consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from Able View’s other filings with the SEC, before making an investment decision. For additional information, see the section “Where You Can Find Additional Information”.

Overview

Able View is one of the largest comprehensive brand management partners of international beauty and personal care brands in China. To purchase from global brand owners and conduct sales in China, our comprehensive brand management capabilities encompass all segments of the brand management value chain, including strategy, branding, digital and social marketing, omni-channel sales, customer service, overseas logistics, warehouse and fulfilment. Our mission is to help global brands enter, grow and succeed in China.

We do not generate revenue directly through our brand management services and the service cost is regarded as cost of sales undertaken by us. Instead, we generate revenue from the sales of the products of our brand partners. Any services that we provide to our brand partners in connection with the arrangements with our brand partners is factored into our overall budget when we resell the brand partners’ products to consumers in China. We sell products to three groups: (i) online marketplaces (ii) distributors (iii) directly to end consumers from e-commerce stores operated by us. For the six months ended June 30, 2024 and 2023, net revenue from product sales came to $60.9 million and $79.3 million, respectively. In the same time periods, we incurred net loss from operations of $6.3 million and net income from operations of $5.6 million, respectively. For the last seven years, the Company experienced a steady growth of 55% compound annual growth rate (CAGR) of revenue and 45% CAGR of operating profit.

As a brand management partner, Able View generates revenue from product sales by distributing and selling cross-border products from various global brand owners to Chinese consumers. Able View regards the brand companies as Able View’s suppliers and purchases goods from these suppliers to sell to consumers either directly through online e-commerce stores or offline counters operated by Able View, or indirectly to distribution channels which include mainstream horizontal online marketplaces, vertical online marketplaces, social E-commerce platforms and a wide variety of online and offline distributors, dealers and agents.

With the rapid growth of demand for beauty and personal care products in China, more global brands and brand managers are targeting China for strategic entry. The Chinese market is inherently complex and such complexity is rapidly increasing, caused by a combination of the following factors: diverse, competing, but overlapping and interdependent sales channels; changing of consumer tastes, habits, and abilities to pay; fragmented, emerging, and highly-regulated and monitored social media and other online platforms; unique, deep, and evolving business practice.

Able View has the experience to manage such complexity, including market resources and know-how, consumer data and access, social media and industry experience, as well as local infrastructure and operation teams. International brands look to Able View as a trusted partner to establish themselves in China without the heavy investment needed to build such experience on their own. In particular, Able View help its brand partners navigate the challenges imposed by COVID-19 and the resulting policy and regulations in China.

Able View’s experience has allowed it to steadily expand its engagement in terms of number of brand partners, whom Able View regard as Able View’s suppliers. Able View now serves as brand manager in China for well-known international brands such as Clarins, Caudalie, and SATO. The brand portfolio mainly covers the segments of skin care and personal care (products used in personal hygiene and personal grooming). Among the two segments, the Company is particularly focused on functional products, which include both dermo-cosmetics (skincare products designed for people with skin problems such as dry skin) and functional personal care products (personal care products including functional ingredients, such as Over the Counter (OTC) drugs and supplements).

Able View is an experienced and insightful brand manager in China’s vast, complex and ever-changing consumer market for beauty and personal care products. The Company’s comprehensive brand management capabilities encompass all segments of the brand management value chain. To achieve the sales target and business goal, Able View designs its brand management strategies jointly with its brand partners, and implements these strategies through Able View’s own dedicated brand management teams. The Company helps its brand partners establish supply chain and fulfilment infrastructures, devise market positioning and entry strategies, improve market exposure and penetration, and develop and manage channel strategies adapted to China’s vast and complex consumer demands. Able View’s omni-channel capabilities cover the entire range of 1) massive, horizontal, logistics-driven online marketplaces, such as Tmall.com, JD.com and NetEase Kaola (these are Chinese equivalents of Amazon and eBay); 2) specialized, vertical online marketplaces for the more purposeful consumers, such as Ali Health and Vipshop; 3) social, interactive E-commerce platforms such Douyin (the Chinese version of TikTok), Kuaishou (a main competitor of TikTok), Xiaohongshu (a Chinese equivalent of Instagram) and WeChat (through its Moments which is like Facebook status and its Mini-Program apps); and 4) a wide variety of online and offline independent sellers, such as Watsons. The Company also maintains brick-and-mortar sales channels such as shopping mall counters and beauty chain stores including KKV and Harmay. To improve market presence and user traffic, the Company creates, manages and conducts comprehensive online sales campaigns and promotions through social platforms such as WeChat, Douyin, Kuaishou and Xiaohongshu, and through engaging KOLs and MCNs. Based the Company’s statistics, by the end of 2023, Able View has reached out to customers over 450 sales channels, over 300 KOLs, and 49 offline retail networks, reaching over 750 million consumers in China.

In addition to its marketing capabilities, the Company also values its logistics capabilities, which it outsources to third-parties, as a critical factor for success, including its logistics network and fulfilment capabilities. For each brand, Able View provides dedicated teams with deep domain experience and brand management experience. The Company provides its teams with regular training in the brand philosophy, product specification and market background of its brand partners. Able View manages reliable goods delivery through several nationwide logistics service providers. Able View coordinates with multiple service partners to provide warehouse management and storage in over 10 cities globally, with an aggregate over 3,000 cubic meters of storage space. All of these warehouses are close to either products manufacturing sites or warehouse of horizontal online marketplaces for supply chain efficiency.

Able View’s brand management methodology is driven by data and technology. The Company established a dedicated data analysis and research team to gather, analyze and process data, to extract insights that support decision making in concrete business scenarios. Each of the Company’s brand management team is trained in technology tools ranging from product research, user traffic tracking and conversion evaluation, consumer behavior analysis, product catalogue tracking, sales tracking, order management, and logistics and warehouse management. The Company currently utilizes online platforms provided by mainstream horizontal online marketplaces such as JD.com and Tmall, as well as back-end technology applications such as Jackyun provided by the Company’s business partners or third-party developers. These platforms and applications are designed to help improve operating efficiency and output.

As China’s consumer market is complex and ever evolving, innovation is essential to Able View’s culture and mission. Able View encourages all its teams to improve and innovate by trial and error. In the past three years, the Company has helped its brand partners redesign product packaging and delivery, create new marketing schemes, deploy emerging algorithmic social media analysis and improve supply chain operation. The Company believes innovation is crucial for its success in an emerging market such as China, and a key element to Able View’s value proposition to its international brand partners.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

Able View is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in mainland China and Hong Kong.

The Company’s principal executive offices are located at Floor 16, Dushi Headquarters Building, No. 168, Middle Xizang Road, Shanghai, 200001, People’s Republic of China, and its telephone number is (86) 185-0177-0425. The Company’s website is https://en.ableview.com/. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Use of Proceeds

Able View intends to use the net proceeds from the sale of the Securities it offers as set forth in the applicable prospectus supplements.

CAPITALIZATION AND INDEBTEDNESS

Able View’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

GENERAL DESCRIPTION OF THE SECURITIES Which MAY be OFFERed

Able View may offer from time to time (i) Class B Ordinary Shares of Able View, (ii) preferred shares of Able View, (iii) debt securities of Able View, (iv) warrants of Able View to purchase Class B Ordinary Shares, preferred shares or debt securities offered under this prospectus, (v) rights of Able View to purchase Class B Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus, (vi) units of Able View of Class B Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of the Securities that Able View may offer. The specific terms of the Securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the Securities offered and indicate whether the Securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to Able View will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each Security. You should carefully read this prospectus and any prospectus supplement before you invest in any of Able View’s Securities.

Description of Share Capital

Description of Ordinary Shares

The Company is authorized to issue a total of 600,000,000 Ordinary Shares of $0.0001 par value per share, divided into two classes as follows: Class A Ordinary Shares and Class B Ordinary Shares.

As of February 12, 2025, there were 24,871,433 Class A Ordinary Shares outstanding and issued and 24,518,489 Class B Ordinary Shares outstanding and issued. 6,900,000 public warrants were outstanding, and the holder of each such warrant is entitled to purchase one Class B Ordinary Share at an exercise price of $11.50. 341,500 private placement warrants were outstanding, and the holder of each such warrant is entitled to purchase one Class B Ordinary Share at an exercise price of $11.50.

Amended and Restated Memorandum and Articles of Association

The following description of the material terms of the share capital of the Company includes a summary of specified provisions of the Amended and Restated Memorandum and Articles of Association of the Company. This description is qualified by reference to the Company’s Amended and Restated Memorandum and Articles of Association that has been in effect upon consummation of the Transactions, copies of which are attached herein as an exhibit. References in this section to “we”, “our” or “us” refer to the Company.

The rights of shareholders described in this section are available only to the Company’s shareholders. For the purposes of this section, a “shareholder” means a person who holds shares of the Company.

The Company, or Able View Global Inc., is a Cayman Islands exempted company and its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

The following includes a summary of the terms of the Company’s Ordinary Shares, based on its Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

General. The Company’s authorized share capital is US$60,000 divided into 600,000,000 ordinary shares of par value of $0.0001 each, comprising (a) 100,000,000 Company’s Class A Ordinary Shares of par value of US$0.0001 each and (b) 500,000,000 Company’s Class B Ordinary Shares of par value of $0.0001 each. Holders of Company’s Class A ordinary shares and Company’s Class B ordinary shares have the same rights except for voting and conversion rights. All of Company’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The Company may not issue share to bearer. Company’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of Company’s Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Amended and Restated Memorandum and Articles of Association and the Companies Act. In addition, Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. The Company’s Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of Company’s profits, realized or unrealized, or from any reserve set aside from profits which its Board of Directors determines is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless the Company’s directors determine that, immediately after the payment, the Company will be able to pay its debts as they become due in the ordinary course of business and the Company has funds lawfully available for such purpose. Holders of Company’s Class A Ordinary Shares and Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Company’s Class A Ordinary Share is entitled to 10 votes, and each Company’s Class B Ordinary Share is entitled to one vote, voting together as one class. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the Company is not obliged by the Companies Act to call shareholders’ annual general meetings. The Company’s Amended and Restated Memorandum and Articles of Association provide that the Company may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case the Company will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq Listing Rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of the Company’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, the Company’s Amended and Restated Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) calendar days is required for the convening of Company’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to the Company’s memorandum and articles of association.

Conversion. Each Company’s Class A Ordinary Share is convertible into one Company’s Class B Ordinary Share at any time at the option of the holder thereof. Company’s Class B ordinary shares are not convertible into Company’s Class A ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Company’s Class A ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Company’s Class A ordinary shares shall be automatically and immediately converted into the equivalent number of Company’s Class B ordinary shares.

Transfer of Ordinary Shares. Subject to the restrictions in the Company’s Amended and Restated Memorandum and Articles of Association as set out below, any of Company’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Board of Directors.

The Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which the Company has a lien. The Board of Directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the Company’s directors may from time to time require is paid to the Company in respect thereof.

If the Company’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as the Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the Company’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst The Company’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst The Company’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a Class A Ordinary Share and a holder of a Class B Ordinary Share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. The Company may issue shares on terms that such shares are subject to redemption, at the Company’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Board of Directors or by a special resolution of the Company’s shareholders. The Company may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Amended and Restated Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time the Company’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of the Company’s Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s list of shareholders or its corporate records. (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, the Company will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. The Amended and Restated Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of The Company or management that shareholders may consider favorable, including provisions that authorize the Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

●	“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of not less than two-thirds of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Directors of a Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Description of Preferred Shares

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and par value of the preferred shares;

●	the number of preferred shares Able View is offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	Able View’s right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if Able View liquidates, dissolves or winds up;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on Able View’s ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into Able View’s Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	any preemption rights;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if Able View liquidates, dissolves or winds up its affairs;

●	any rights attached to the preferred shares regarding the corporate governance of Able View, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Able View’s board of directors may cause it to issue from time to time, out of its authorized share capital, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, Able View’s board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When Able View issues preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Ordinary Shares and reduce the likelihood that holders of Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of Able View’s Ordinary Shares. The issuance of preferred shares also could delay, deter or prevent a change in control of Able View, or make removal of management more difficult. Although Able View does not currently intend to issue any preferred shares, Able View could do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that Able View offers, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of Able View’s preferred shares are entitled to certain rights and subject to certain conditions as set forth in its then effective memorandum and articles of association from time to time and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class B Ordinary Shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued based on the terms to be agreed upon by us and the investors. The terms of any warrants being offered and a description of the material provisions of the applicable warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Rights

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

Able View may issue rights to purchase Class B Ordinary Shares, preferred shares or debt securities that Able View may offer to its securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, Able View may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between Able View and a bank or trust company, as rights agent, that Able View will name in the applicable prospectus supplement. The rights agent will act solely as Able View ‘s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that Able View offers will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of Ordinary Shares or preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that Able View may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Ordinary Shares, preferred shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, Able View may offer any unsubscribed securities directly to persons other than Able View’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

Able View may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Able View may collectively offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of US$200,000,000. Able View has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by Able View. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the Securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, including Able View’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from Able View, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from Able View, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of Securities may be effected from time to time in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The Securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities. That compensation may be in the form of discounts, concessions or commissions to be received from Able View or from the purchasers of the Securities. Any dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and compensation received by them on resale of the Securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sale through Underwriters or Dealers

If underwriters are used in a sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities.

If a dealer is used in the sale of the Securities, Able View will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, Able View will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities. If required, Able View will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales and Sales through Agents

Able View may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others, without using agents, underwriters, or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, Able View may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from Able View at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market making, stabilization and other transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class B Ordinary Shares of Able View, will be a new issue of Securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities may or may not be listed on a national Securities exchange. No assurance can be given that there will be a market for the offered Securities.

Any Securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that Able View makes sales to or through one or more underwriters or agents in at-the-market offerings, Able View will do so pursuant to the terms of a distribution agreement between Able View and the underwriters or agents. If Able View engages in at-the-market sales pursuant to a distribution agreement, Able View, if any, will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, Able View, if any, may sell the Securities on a daily basis in exchange transactions or otherwise as, if any, agree with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, Able View, if any, also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of Able View’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, Able View, if any, may enter into agreements with such underwriters or agents pursuant to which Able View, as applicable, receive Able View outstanding Securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding Securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from Able View under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with a redemption or repayment pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Able View and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Able View to indemnification by Able View against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for Able View in the ordinary course of business.

Derivative Transactions and Hedging

Able View , the underwriters or other agents may engage in derivative transactions involving the Securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, Able View may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from Able View or others (or, in the case of derivatives, securities received from Able View in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

Able View may loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in Able View’s Securities or in connection with a simultaneous offering of other Securities offered by this prospectus or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

Able View may also make sales through the Internet or through other electronic means. Since Able View may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system Able View will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled under agreements which may be entered into with Able View to indemnification by Able View against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Able View to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Able View , subsidiaries of Able View or its affiliates.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from Able View and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Under the Securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Able View’s Securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Able View’s Securities to engage in market-making activities with respect to Able View’s Securities. These restrictions may affect the marketability of Able View’s Securities and the ability of any person or entity to engage in market-making activities with respect to Able View’s Securities.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for Able View by Harney Westwood & Riegels. The legality of certain legal matters relating to U.S. law has been passed upon for Able View by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements of Able View Global Inc. as of December 31, 2023 and 2022 and for the three fiscal years ended December 31, 2023, 2022 and 2021 incorporated by reference in this prospectus and elsewhere in this registration statements have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

EXPENSES

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

	Amount
SEC registration fee	US$	30,620
FINRA filing fee		*	(1)
Accounting fees and expenses		*	(1)
Legal fees and expenses		*	(1)
Financial printing and miscellaneous expenses		*	(1)
Total		*	(1)

(1)	These fees and expenses cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands exempted companies may not have standing to sue before the federal courts of the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the Foreign Court) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, substantially all of our executive directors and our senior management reside outside the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The United States and PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in PRC, but will have to follow the procedure under the PRC Civil Procedures Law.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the Cayman Islands.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Able View to “incorporate by reference” the information it files with them. This means that Able View can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in Able View’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When Able View updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

Able View incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	its Reports of foreign private issuer on Form 6-K filed with the SEC on September 11, 2024, November 1, 2024, November 8, 2024, and December 19, 2024;

●	the description of the securities contained in its registration statement on Form 8-A filed on August 17, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that Able View incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to Floor 16, Dushi Headquarters Building, No. 168, Middle Xizang Road, Shanghai, 200001, People’s Republic of China. The telephone number at Able View’s executive office is (86)185-0177-0425.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Where You Can Find Additional Information

Able View has filed with the SEC a registration statement on Form F-3 using a “shelf” registration process under the Securities Act with respect to the offer and sale of Securities pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read Able View’s registration statements and their exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to Able View and the Securities offered in this prospectus.

The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Able View is subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, Able View is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As Able View is a foreign private issuer, Able View is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and Able View’s executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Able View will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

information contained on Able View’s websites is not a part of this prospectus. Able View’s agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

Able View has not authorized anyone to give any information or make any representation about Able View that is different from, or in addition to, that contained in this prospectus or any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the Securities offered by this prospectus or any prospectus supplement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus or any prospectus supplement does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

Able View Global Inc.
(incorporated in Cayman Islands)

Class B Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ABLE VIEW GLOBAL INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
4.1

Specimen Ordinary Share Certificate of Able View Global Inc. (incorporated by reference to Exhibit 4.5 of Amendment No. 2 to Able View’s registration statement on Form F-4 (File No. 333-270675), filed with the SEC on May 31, 2023).

4.2†	Specimen Preferred Share Certificate of Able View Global Inc.
4.3*	Form of Indenture of Able View Global Inc.
5.1*	Opinion of Harney Westwood & Riegels
5.2*	Opinion of Pryor Cashman LLP
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page of this registration statement)
25.1††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture
107*	Filing Fee Table

†	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

††	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of Debt Securities.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on February 14, 2025.

Able View Global Inc.

By:	/s/ Stephen Jian Zhu
Stephen Jian Zhu
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Jing Tang, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Jian Zhu	Chief Executive Officer and Director	February 14, 2025
Stephen Jian Zhu	(Principal Executive Officer)

/s/ Jing Tang	Chief Financial Officer and Director	February 14, 2025
Jing Tang	(Principal Financial and Accounting Officer)

/s/ Yilun Wu	Independent Director	February 14, 2025
Yilun Wu

/s/ Williams Zhou	Independent Director	February 14, 2025
Williams Zhou

/s/ Zhifan Zhou	Independent Director	February 14, 2025
Zhifan Zhou

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on February14, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director